UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2021

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1500
San Francisco, California 94104
(Address of principal executive offices and zip code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2021, the Board of Directors (the “Board”) of Stitch Fix, Inc. (the “Company”) appointed Elizabeth Spaulding, President of the Company, as Chief Executive Officer of the Company, effective August 1, 2021. The Company previously announced on April 13, 2021, the Board’s intention to appoint Ms. Spaulding as Chief Executive Officer, effective August 1, 2021.

In connection with Ms. Spaulding’s new role as Chief Executive Officer, the Compensation Committee of the Board approved a new employment agreement with Ms. Spaulding on June 24, 2021 (the “Agreement”), which amended and restated Ms. Spaulding’s offer letter dated November 7, 2019 and which provides for the following benefits, effective August 1, 2021:
• an annual base salary of $650,000;
• eligibility to participate in the Company’s executive bonus program, with a target bonus of 75% of base salary; and
• a stock award valued at $6,850,000, 70% to be granted in stock options and 30% to be granted in restricted stock units. The stock options will vest in equal monthly installments over forty-two months, with the first monthly vest on September 1, 2021, subject to continued service with the Company. The restricted stock units will vest in equal quarterly installments over fourteen quarters, with the first quarterly vest on September 15, 2021, subject to continued service with the Company.
This description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s next annual report on Form 10-K.

Ms. Spaulding, age 45, has served as President of the Company since January 2020. Previously, she was at Bain & Company, a global consulting firm, serving as a Partner from June 2010 to December 2019 and as a member of Bain’s Board of Directors from January 2018 to December 2019. From June 2013 to December 2019, Ms. Spaulding served as Global Head of Bain’s Digital practice, where she focused on expanding Bain’s capabilities in software development and engineering, innovation services, as well as corporate development for new technology. She also founded and led the Bain Innovation Exchange as part of her role. Ms. Spaulding joined Bain in 1998. Ms. Spaulding holds a B.A.S. in Management and Decision Sciences, as well as in French, from Stanford University and an M.B.A. from the Stanford Graduate School of Business where she was an Arjay Miller Scholar.

Ms. Spaulding has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Spaulding is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: June 28, 2021	By:	/s/ Scott Darling
Scott Darling
Chief Legal Officer